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                                                                   Exhibit 10.11

                             MASTER LEASE AGREEMENT

COMDISCO, INC. - LESSOR

MASTER LEASE AGREEMENT DATED MAY 1, 1995 BY AND BETWEEN COMDISCO, INC. ("LESSOR") AND ACUSPHERE, INC. ("LESSEE").

IN CONSIDERATION OF THE MUTUAL AGREEMENTS DESCRIBED BELOW, THE PARTIES AGREE AS FOLLOWS (ALL CAPITALIZED TERMS ARE DEFINED IN SECTION 14.19):

1.   PROPERTY LEASED.

     Lessor leases to Lessee all of the Equipment described on each Schedule. In the event of a conflict, the terms of a Schedule prevail over this Master Lease.

2.   TERM.

     On the Commencement Date, Lessee will be deemed to accept the Equipment, will be bound to its rental obligations for each item of Equipment and the term of a Schedule will begin and continue through the Initial Term and thereafter until terminated by either party upon prior written notice received during the Notice Period. No termination may be effective prior to the expiration of the Initial Term.

3.   RENT AND PAYMENT.

     Rent is due and payable in advance, in immediately available funds, on the first day of each Rent interval to the payee and at the location specified in Lessor's invoice. Interim Rent is due and payable when invoiced. If any payment is not made when due, Lessee will pay interest at the Overdue Rate. Upon Lessee's execution of each Schedule, Lessee will pay Lessor the Advance specified on the Schedule. The Advance will be credited towards the final Rent payment if Lessee is not then in default. No interest will be paid on the Advance.

4.   SELECTION; WARRANTY AND DISCLAIMER OF WARRANTIES.

     4.1 SELECTION. Lessee acknowledges that it has selected the Equipment and disclaims any reliance upon statements made by the Lessor.

     4.2 WARRANTY AND DISCLAIMER OF WARRANTIES. Lessor warrants to Lessee that, so long as Lessee is not in default, Lessor will not disturb Lessee's quiet and peaceful possession, and unrestricted use of the Equipment. To the extent permitted by the manufacturer, Lessor assigns to Lessee during the term of the Schedule any manufacturer's warranties for the Equipment. LESSOR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR A PARTICULAR PURPOSE. Lessor is not responsible for any liability, claim, loss, damage or expense of any kind (including strict liability in tort) caused by the Equipment except for any loss or damage caused by the negligent acts of Lessor. In no event is Lessor responsible for special, incidental or consequential damages.

5.   TITLE; RELOCATION OR SUBLEASE; AND ASSIGNMENT.

     5.1 TITLE. Lessee holds the Equipment subject and subordinate to the rights of the Owner, Lessor, any Assignee and any Secured Party. Lessee authorizes Lessor, as Lessee's agent, to prepare, execute and file in Lessee's name precautionary Uniform Commercial Code financing statements showing the interest of the Owner, Lessor, and any Assignee or Secured Party in the Equipment and to insert serial numbers in Schedules as appropriate. Lessee will, at its expense, keep the Equipment free and clear from any liens or encumbrances of any kind (except any caused by Lessor) and will indemnify and hold Lessor, Owner, any Assignee and Secured Party harmless from and against any loss caused by Lessee's failure to do so.

     5.2 RELOCATION OR SUBLEASE. Upon prior written consent, Lessee may relocate Equipment to any location within the continental United States provided
(i) the Equipment will not be used by an entity exempt from federal income tax,
(ii) all additional costs (including any administrative fees, additional taxes and insurance coverage) are reconciled and promptly paid by Lessee.

     Lessee may sublease the Equipment upon the reasonable consent of the Lessor and the Secured Party. Such consent to sublease will be granted if: (i) Lessee meets the relocation requirements set out above, (ii) the sublease is expressly subject and subordinate to the terms of this schedule, (iii) Lessee assigns its rights in the sublease to Lessor and the Secured Party as additional collateral and security, (iv) Lessee's obligation to maintain and insure the Equipment is not altered, (v) all financing statements required to continue the Secured Party's prior perfected security interest are filed, and (vi) the sublease is not to a leasing entity affiliated with the manufacturer of the Equipment described on the Schedule. Lessor acknowledges Lessee's right to sublease for a term which extends beyond the expiration of the Initial Term. If Lessee subleases the Equipment for a term extending beyond the expiration of such Initial Term of the applicable Schedule, Lessee will remain obligated upon the expiration of the Initial Term to return such Equipment, or, at Lessor's sole

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discretion to (i) return Like Equipment or (ii) negotiate a mutually acceptable lease extension or purchase. If the parties cannot mutually agree upon the terms of an extension or purchase, the term of the Schedule will extend upon the original terms and conditions until terminated pursuant to Section 2.

     No relocation or sublease will relieve Lessee from any of its obligations under this Master Lease and the relevant Schedule.

     5.3 ASSIGNMENT BY LESSOR. The terms and conditions of each Schedule have been fixed by Lessor in order to permit Lessor to sell and/or assign or transfer its interest or grant a security interest in each Schedule and/or the Equipment to a Secured Party or Assignee. In that event, the term Lessor will mean the Assignee and any Secured Party. However, any assignment, sale, or other transfer by Lessor will not relieve Lessor of its obligations to Lessee and will not materially change Lessee's duties or materially increase the burdens or risks imposed on Lessee. The Lessee consents to and will acknowledge such assignments in a written notice given to Lessee. Lessee also agrees that:

     (a) The Secured Party will be entitled to exercise all of Lessor's rights, but will not be obligated to perform any of the obligations of Lessor. The Secured Party will not disturb Lessee's quiet and peaceful possession and unrestricted use of the Equipment so long as Lessee is not in default and the Secured Party continues to receive all Rent payable under the Schedule; and

     (b) Lessee will pay all Rent and all other amounts payable to the Secured Party, despite any defense or claim which it has against Lessor. Lessee reserves its right to have recourse directly against Lessor for any defense or claim;

     (c) Subject to and without impairment of Lessee's leasehold rights in the Equipment, Lessee holds the Equipment for the Secured Party to the extent of the Secured Party's rights in that Equipment.

6.   NET LEASE; TAXES AND FEES.

     6.1 NET LEASE. Each Schedule constitutes a net lease. Lessee's obligation to pay Rent and all other amounts is absolute and unconditional and is not subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever.

     6.2 TAXES AND FEES. Lessee will pay when due or reimburse Lessor for all taxes, fees or any other charges (together with any related interest or penalties not arising from the negligence of Lessor) accrued for or arising during the term of each Schedule against Lessor, Lessee or the Equipment by any governmental authority (except only Federal, state and local taxes on the capital or the net income of Lessor). Lessor will file all personal property tax returns for the Equipment and pay all property taxes due. Lessee will reimburse Lessor for property taxes within thirty (30) days of receipt of an invoice.

7. CARE, USE AND MAINTENANCE; ATTACHMENTS AND RECONFIGURATIONS; AND INSPECTION BY LESSOR.

     7.1 CARE, USE AND MAINTENANCE. Lessee will maintain the Equipment in good operating order and appearance, protect the Equipment from deterioration, other than normal wear and tear, and will not use the Equipment for any purpose other than that for which it was designed. If commercially available, Lessee will maintain in force a standard maintenance contract with the manufacturer of the Equipment, or another party acceptable to Lessor, and will provide Lessor with a complete copy of that contract. If Lessee has the Equipment maintained by a party other than the manufacturer, Lessee agrees to pay any costs necessary for the manufacturer to bring the Equipment to then current release, revision and engineering change levels, and to re-certify the Equipment as eligible for manufacturer's maintenance at the expiration of the lease term. The lease term will continue upon the same terms and conditions until recertification has been obtained.

     7.2 ATTACHMENTS AND RECONFIGURATIONS. Upon receiving the prior written consent of Lessor, Lessee may reconfigure and install Attachments on the Equipment. In the event of such a Reconfiguration or Attachment, Lessee will, upon return of the Equipment, at its expense, restore the Equipment to the original configuration specified on the Schedule in accordance with the manufacturer's specifications and in the same operating order, repair and appearance as when installed (normal wear and tear excluded). If any parts of the Equipment are removed during a Reconfiguration or Attachment, Lessor may require Lessee to provide additional security, satisfactory to the Lessor, in order to ensure performance of Lessee's obligations set forth in this subsection. Neither Attachments nor parts installed on Equipment in the course of Reconfiguration will be accessions to the Equipment.

     7.3 INSPECTION BY LESSOR. Upon request, Lessee, during reasonable business hours and subject to Lessee's security requirements, will make the Equipment and its related log and maintenance records available to Lessor for inspection.

8. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee hereby represents, warrants and covenants that with respect to the Master Lease and each Schedule executed hereunder:

     (a) The Lessee is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business in each jurisdiction (including the jurisdiction where the Equipment is, or is to be, located) where its ownership or lease of property or the conduct of its business requires such qualification; and has full corporate power and authority to

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          hold property under the Master Lease and each Schedule and to enter into and perform its obligations under such Lease.

     (b) The execution and delivery by the Lessee of the Master Lease and each Schedule and its performance thereunder have been duly authorized by all necessary corporate action on the part of the Lessee, and the Master Lease and each Schedule are not inconsistent with the Lessee's Certificate of Incorporation or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Master Lease and each Schedule constitute legal, valid and binding agreements of the Lessee, enforceable in accordance with their terms.

     (c) There are no actions, suits, proceedings or patent claims pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Lessee to perform its obligations under the Master Lease and each Schedule.

     (d) The Equipment is personal property and when subjected to use by the Lessee will not be or become fixtures under applicable law.

     (e) The Lessee has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except the liabilities and obligations of the Lessee as set forth in the Financial Statements and liabilities and obligations which have occurred in the ordinary course of business, and which have not been, in any case or in the aggregate, materially adverse to Lessee's going business.

     (f) To the best of the Lessee's knowledge, the Lessee owns, possesses, has access to, or can become licensed on reasonable terms under all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operations of its business as now conducted, with no known infringement of, or conflict with, the rights of others.

     (g) All material contracts, agreements and instruments to which the Lessee is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Lessee in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of law concerning equitable remedies.

9.   DELIVERY AND RETURN OF EQUIPMENT.

     Lessee hereby assumes the full expense of transportation and in-transit insurance to Lessee's premises and installation thereat of the Equipment. Upon termination (by expiration or otherwise) of each Schedule, Lessee shall, pursuant to Lessor's instructions and at Lessee's full expense (including, without limitation, expenses of transportation and in-transit insurance), return the Equipment to Lessor in the same operating order, repair, condition and appearance as when received, less normal depreciation and wear and tear. Lessee shall return the Equipment to Lessor at its address set forth herein or at such other address within the continental United States as directed by Lessor, provided, however, that Lessee's expense shall be limited to the cost of returning the equipment to Lessor's address as set forth herein. During the period subsequent to receipt of a notice under Section 2, Lessor may demonstrate the Equipment's operation in place and Lessee will supply any of its personnel as may reasonably be required to assist in the demonstrations.

10.  LABELING.

     Upon request, Lessee will mark the Equipment indicating Lessor's interest. Lessee will keep all Equipment free from any other marking or labeling which might be interpreted as a claim of ownership.

11.  INDEMNITY.

     Lessee will indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any and all claims, costs, expenses, damages and liabilities, including reasonable Attorneys' fees, arising out of the ownership (for strict liability in tort only), selection, possession, leasing, operation, control, use, maintenance, delivery, return or other disposition of the Equipment. However, Lessee is not responsible to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the negligent acts of such indemnified party. Lessee agrees to carry bodily injury and property damage liability insurance during the term of the Master Lease in amounts and against risks customarily insured against by the Lessee on equipment owned by it. Any amounts received by Lessor under that insurance will be credited against Lessee's obligations under this Section.

12.  RISK OF LOSS.

     Effective upon delivery and until the Equipment is returned, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment. Lessee will carry casualty insurance for each item of Equipment in an amount not less than the Casualty Value. All policies for such insurance will name the Lessor and any Secured Party as additional insured and as loss payee, and will provide for at least thirty (30) days prior written notice to the Lessor of cancellation or expiration, and will insure Lessor's

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interests regardless of any breach or violation by Lessee of any representation, warranty or condition contained in such policies and will be primary without right of contribution from any insurance effected by Lessor. Upon the execution of any Schedule, the Lessee will furnish appropriate evidence of such insurance acceptable to Lessor.

     Lessee will promptly repair any damaged item of Equipment unless such Equipment has suffered a Casualty Loss. Within fifteen (15) days of a Casualty Loss, Lessee will provide written notice of that loss to Lessor and Lessee will, at Lessor's option, either (a) replace the item of Equipment with Like Equipment and marketable title to the Like Equipment will automatically vest in Lessor or
(b) pay the Casualty Value and after that payment and the payment of all other amounts due and owing, Lessee's obligation to pay further Rent for the item of Equipment will cease.

13.  DEFAULT, REMEDIES AND MITIGATION.

     13.1 DEFAULT. The occurrence of any one or more of the following Events of Default constitutes a default under a Schedule:

     (a) Lessee's failure to pay Rent or other amounts payable by Lessee when due if that failure continues for five (5) days after written notice; or

     (b) Lessee's failure to perform any other term or condition of the Schedule or the material inaccuracy of any representation or warranty made by the Lessee in the Schedule or in any document or certificate furnished to the Lessor hereunder if that failure or inaccuracy continues for ten (10) days after written notice; or

     (c) An assignment by Lessee for the benefit of its creditors, the failure by Lessee to pay its debts when due, the insolvency of Lessee, the filing by Lessee or the filing against Lessee of any petition under any bankruptcy or insolvency law or for the appointment of a trustee or other officer with similar powers, the adjudication of Lessee as insolvent, the liquidation of Lessee, or the taking of any action for the purpose of the foregoing; or

     (d) The occurrence of an Event of Default under any Schedule or other agreement between Lessee and Lessor or its Assignee or Secured Party.

     13.2 REMEDIES. Upon the occurrence of any of the above Events of Default, Lessor, at its option, may:

     (a) enforce Lessee's performance of the provisions of the applicable Schedule by appropriate court action in law or in equity;

     (b)  recover from Lessee any damages and or expenses, including Default
          Costs;

     (c) with notice and demand, recover all sums due and accelerate and recover the present value of the remaining payment stream of all Rent due under the defaulted Schedule (discounted at the same rate of interest at which such defaulted Schedule was discounted with a Secured Party plus any prepayment fees charged to Lessor by the Secured Party or, if there is no Secured Party, then discounted at 6%) together with all Rent and other amounts currently due as liquidated damages and not as a penalty;

     (d) with notice and process of law and in compliance with Lessee's security requirements, Lessor may enter on Lessee's premises to remove and repossess the Equipment without being liable to Lessee for damages due to the repossession, except those resulting from Lessor's, its assignees', agents' or representatives' negligence; and

     (e)  pursue any other remedy permitted by law or equity.

     The above remedies, in Lessor's discretion and to the extent permitted by law, are cumulative and may be exercised successively or concurrently.

     13.3 MITIGATION. Upon return of the Equipment pursuant to the terms of
Section 13.2, Lessor will use its best efforts in accordance with its normal business procedures (and without obligation to give any priority to such Equipment) to mitigate Lessor's damages as described below. EXCEPT AS SET FORTH IN THIS SECTION, LESSEE HEREBY WAIVES ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY REQUIRE LESSOR TO MITIGATE ITS DAMAGES OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES STATED HEREIN. Lessor may sell, lease or otherwise dispose of all or any part of the Equipment at a public or private sale for cash or credit with the privilege of purchasing the Equipment. The proceeds from any sale, lease or other disposition of the Equipment are defined as either:

     (a) if sold or otherwise disposed of, the cash proceeds less the Fair Market Value of the Equipment at the expiration of the Initial Term less the Default Costs; or

     (b) if leased, the present value (discounted at three points over the prime rate as referenced in the Wall Street Journal at the time of the mitigation) of the rentals for a term not to exceed the Initial Term, less the Default Costs.

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     Any proceeds will be applied against liquidated damages and any other sums due to Lessor from Lessee. However, Lessee is liable to Lessor for, and Lessor may recover, the amount by which the proceeds are less than the liquidated damages and other sums due to Lessor from Lessee.

14.  ADDITIONAL PROVISIONS.

     14.1 BOARD ATTENDANCE. Lessor or its duly appointed representative will have the right to attend Lessee's corporate Board of Directors meetings and Lessee will give Lessor reasonable notice in advance of any special Board of Directors meeting, which notice will provide an agenda of the subject matter to be discussed at such board meeting. Lessee will provide Lessor with a certified copy of the minutes of each Board of Directors meeting within thirty (30) days following the date of such meeting held during the term of this Lease.

     14.2 FINANCIAL STATEMENTS. Lessee will provide to Lessor the financial statements specified in this Section, prepared in accordance with generally accepted accounting principles, consistently applied (the "Financial Statements"); provided, however, after the effective date of the initial registration statement covering a public offering of Lessee's securities, the term "Financial Statements" will be deemed to refer to only those statements required by the Securities and Exchange Commission, to be provided no less frequently than quarterly. Lessee will provide to Lessor (i) as soon as practicable (within (30) days) after the end of each month, the same information which Lessee provides to its Board of Directors, but which will include not less than a monthly income statement, balance sheet and statement of cash flows, certified by Lessee's Chief Executive or Financial Officer to be true and correct; and (ii) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, audited balance sheets as of the end of such year (consolidated if applicable), and related statements of income or loss, retained earnings or deficit and changes in the financial position and capital structure of Lessee for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an audit report and opinion of the independent certified public accountants selected by Lessee. Lessee will promptly furnish to Lessor any additional information (including but not limited to tax returns, income statements, balance sheets, and names of principal creditors) as Lessor reasonably believes necessary to evaluate Lessee's continuing ability to meet financial obligations.

     14.3 OBLIGATIONS TO LEASE ADDITIONAL EQUIPMENT. Upon notice to Lessee, Lessor will not be obligated to lease any Equipment which would have a commencement Date after said notice if: (i) Lessee is in default under this Master Lease or any Schedule; (ii) Lessee is in default under any loan agreement, the result of which would allow the lender or any secured party to demand immediate payment of the indebtedness; (iii) there is a material adverse change in Lessee's credit standing; or (iv) Lessor determines (in reasonable good faith) that Lessee will be unable to perform its obligations under this Master Lease.

     14.4 MERGER AND SALE PROVISIONS. Lessee will notify Lessor of any proposed Merger at least sixty (60) days prior to the closing date. Lessor may, in its discretion, either (i) consent to the assignment of the Master Lease and all relevant Schedules to the successor entity, or (ii) terminate the Master Lease and all relevant Schedules. If Lessor elects to consent to the assignment, Lessee and its successor will sign the assignment documentation provided by Lessor. If Lessor elects to consent to the assignment, Lessee and its successor will sign the assignment documentation provided by Lessor. If Lessor elects to terminate the Master Lease and all relevant Schedules, then Lessee will pay Lessor all amounts then due and owing and a termination fee equal to the present value (discounted at 6%) of the remaining Rent for the balance of the Initial Term(s) of all Schedules, and will return the Equipment in accordance with
Section 9.

     14.5 ENTIRE AGREEMENT. This Master Lease and associated Schedules supersede all other oral or written agreements or understandings between the parties concerning the Equipment including, for example, purchase orders. ANY AMENDMENT OF THIS MASTER LEASE OR A SCHEDULE, MAY ONLY BE ACCOMPLISHED BY A WRITING SIGNED BY THE PARTY AGAINST WHOM THE AMENDMENT IS SOUGHT TO BE ENFORCED.

     14.6 NO WAIVER. No action taken by Lessor or Lessee will be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Master Lease or a Schedule. The waiver by Lessor or Lessee of a breach of any provision of this Master Lease or a Schedule will not operate or be construed as a waiver of any subsequent breach.

     14.7 BINDING NATURE. Each Schedule is binding upon, and inures to the benefit of Lessor and its assigns. LESSEE MAY NOT ASSIGN ITS RIGHTS OR OBLIGATIONS.

     14.8 SURVIVAL OF OBLIGATIONS. All agreements, obligations including, but not limited to those arising under Section 6.2, representations and warranties contained in this Master Lease, any Schedule or in any document delivered in connection with those agreements are for the benefit of Lessor and any Assignee or Secured Party and survive the execution, delivery, expiration or termination of this Master Lease.

     14.9 NOTICES. Any notice, request or other communication to either party by the other will be given in writing and deemed received upon the earlier of actual receipt or three days after mailing if mailed postage prepaid by regular or airmail to Lessor (to the attention of "Lease Administrator") or Lessee, at the address set out in the Schedule or, one day after it is sent by courier or on the same day as sent via facsimile transmission, provided that the original is sent by personal delivery or mail by the receiving party.

     14.10 APPLICABLE LAW. THIS MASTER LEASE HAS BEEN, AND EACH SCHEDULE WILL HAVE BEEN MADE, EXECUTED AND DELIVERED IN THE STATE OF ILLINOIS AND WILL BE GOVERNED AND CONSTRUED FOR ALL PURPOSES IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS. NO RIGHTS OR REMEDIES

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REFERRED TO IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE WILL BE CONFERRED ON
LESSEE UNLESS EXPRESSLY GRANTED IN THIS MASTER LEASE OR A SCHEDULE.

     14.11 SEVERABILITY. If any one or more of the provisions of this Master Lease or any schedule is for any reason held invalid, illegal or unenforceable, the remaining provisions of this Master Lease and any such Schedule will be unimpaired, and the invalid, illegal or unenforceable provision replaced by a mutually acceptable valid, legal and enforceable provision that is closest to the original intention of the parties.

     14.12 COUNTERPARTS. This Master Lease and any Schedule may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. If Lessor grants a security interest in all or any part of a Schedule, the Equipment or sums payable thereunder, only that counterpart Schedule marked "Secured Party's Original" can transfer Lessor's rights and all other counterparts will be marked "Duplicate".

     14.13 NONSPECIFIED FEATURES AND LICENSES PRODUCTS. If the Equipment is supplied from Lessor's inventory and contains any features not specified in the Schedule, Lessee grants Lessor the right to remove any such features. Any removal will be performed by the manufacturer or another party acceptable to Lessee, upon the request of Lessor, at a time convenient to Lessee, provided that Lessee will not unreasonably relay the removal of such features.

     Lessee will obtain no title to Licensed Products which will at all times remain the property of the owner of the Licensed Products. A license from the owner may be required and it is Lessee's responsibility to obtain any required license before the use of the Licensed Products. Lessee agrees to treat the Licensed Products as confidential information of the owner, to observe all copyright restrictions, and not to reproduce or sell the Licensed Products.

     14.14 ADDITIONAL DOCUMENTS. Lessee will, upon execution of this Master Lease and as may be requested thereafter, provide Lessor with a secretary's certificate of incumbency and authority and any other documents reasonably requested by Lessor. Upon the execution of each Schedule with a purchase price in excess of $1,000,000, Lessee will provide Lessor with an opinion from Lessee's counsel in a form acceptable to Lessor regarding the representations and warranties in Section 8.

     14.15 ELECTRONIC COMMUNICATIONS. Each of the parties may communicate with the other by electronic means under mutually agreeable terms.

     14.16 LESSOR'S RIGHT TO MATCH. Lessee's rights under Section 5.2 and 7.2 are subject to Lessor's right to match any sublease or upgrade proposed by a third party. Lessee will provide Lessor with the terms of the third party offer and Lessor will have three (3) business days to match the offer. Lessee will obtain such upgrade from or sublease the Equipment to Lessor if Lessor has timely matched the third party offer.

     14.17 LANDLORD/MORTGAGEE WAIVER. Lessee agrees to provide Lessor with a Landlord/Mortgagee Waiver with respect to the Equipment. Such waiver shall be in a form satisfactory to Lessor.

     14.18 EQUIPMENT PROCUREMENT CHARGES/PROGRESS PAYMENTS. Lessee hereby agrees that Lessor shall not, by virtue of its entering into this Lease, be required to remit any payments in any manufacturer or other third party until Lessee accepts the Equipment subject to this Lease.

     14.19 DEFINITIONS.

ADVANCE - means the amount due to Lessor by Lessee upon Lessee's execution of each Schedule.

ASSIGNEE - means an entity to whom Lessor has sold or assigned its rights as owner and Lessor of Equipment.

ATTACHMENT - means any accessory, equipment or device and the installation thereof that does not impair the original function or use of the Equipment and is capable of being removed without causing material damage to the Equipment and is not an accession to the Equipment.

CASUALTY LOSS - means the irreparable loss or destruction of Equipment.

CASUALTY VALUE - means the greater of the aggregate Rent remaining to be paid for the balance of the lease term or the Fair Market Value of the Equipment immediately prior to the Casualty Loss. However, if a Casualty Value Table is attached to the relevant Schedule its terms will control.

COMMENCEMENT CERTIFICATE - means the Lessor provided certificate which must be signed by Lessee within ten (10) days of the Commencement Date as requested by Lessor.

COMMENCEMENT DATE - is defined in each Schedule.

DEFAULT COSTS - means reasonable attorney's fees and remarketing costs resulting from a Lessee default or Lessor's enforcement of its remedies.

EQUIPMENT - means the property described on a Schedule and any replacement of that property required or permitted by this Master Lease or a Schedule but not including any Attachment.

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EVENT OF DEFAULT - means the events described in Subsection 13.1.

FAIR MARKET VALUE - means the aggregate amount which would be obtainable in an arm's length transaction between an informed and willing buyer/user and an informed and willing seller under no compulsion to sell.

INITIAL TERM - means the period of time beginning on the first day of the first full Rent Interval following the Commencement Date for all items of Equipment and continuing for the number of Rent Intervals indicated on a Schedule.

INSTALLATION DATE - means the day on which Equipment is installed and qualified for a commercially available manufacturer's standard maintenance contract or warranty coverage, if available.

INTERIM RENT - means the pro-rata portion of Rent due for the period from the Commencement Date through but not including the first day of the first full Rent Interval included in the Initial Term.

LICENSED PRODUCTS - means any software or other licensed products attached to the Equipment.

LIKE EQUIPMENT - means replacement Equipment which is lien free and of the same model, type, configuration and manufacture as Equipment.

LIKE PART - means a substituted part which is lien free and of the same manufacturer and part number as the removed part, and which when installed on the Equipment will be eligible for maintenance coverage with the manufacturer of the Equipment.

MERGER - means any consolidation or merger of the Lessee with or into any other corporation or entity, any sale or conveyance of all or substantially all of the assets of the Lessee to any other person or entity or any stock acquisition of the Lessee by any other person or entity.

NOTICE PERIOD - means the time period described in a Schedule during which Lessee may give Lessor notice of the termination of the term of that Schedule.

OVERDUE RATE - means the lesser of five percent (5%) of the payment due or the maximum rate permitted by the law of the state where the Equipment is located.

OWNER - means the owner of Equipment.

RECONFIGURATION - means any change to Equipment that would upgrade or downgrade the performance capabilities of the Equipment in any way.

RENT - means the rent, including Interim Rent, Lessee will pay for each item of Equipment expressed in a Schedule either as a specific amount or an amount equal to the amount which Lessor pays for an item of Equipment multiplied by a lease rate factor plus all other amounts due to Lessor under this Master Lease or a Schedule.

RENT INTERVAL - means a full calendar month or quarter as indicated on a Schedule.

SCHEDULE - means an Equipment Schedule which incorporates all of the terms and conditions of this Master Lease and, for purposes of Section 14.12, its associated Commencement Certificate(s).

SECURED PARTY - means an entity to whom Lessor has granted a security interest in a Schedule and related Equipment for the purpose of securing a loan.

     IN WITNESS WHEREOF, the parties hereto have executed this Master Lease on or as of the day and year first above written.

ACUSPHERE, INC.                 COMDISCO, INC.
as Lessee                       as Lessor

By: /s/ Sherri C. Oberg         By: /s/ James Labe
    -------------------------       --------------------------------------------
    Title: President and CEO        Title: President, Comdisco Ventures Division

                                                                         3/18/95

                                   ADDENDUM TO
                 MASTER LEASE AGREEMENT DATED AS OF MAY 1, 1995
                       BETWEEN ACUSPHERE, INC., AS LESSEE
                          AND COMDISCO, INC., AS LESSOR


The undersigned hereby agree that the terms and conditions of the above-referenced Master Lease are hereby modified and amended as follows:

(a)  SECTION 4.2, WARRANTY AND DISCLAIMER OF WARRANTIES.

     In line 2 after the word "default", add the words "under this Master Lease Agreement or the relevant Schedule".

(b)  SECTION 5.1, TITLE.

     In line 6 after the word "Lessor" in the parenthetical, add the words", owner or any assignee."

(c)  SECTION 5.2, RELOCATION OR SUBLEASE.

     In line 1 after the word "consent", add the words "of Lessor".

(d)  SECTION 5.3, ASSIGNMENT BY LESSOR.

     To the end of the first paragraph, add the words", in the event Lessor has granted a security interest in a Schedule and related Equipment to a Secured Party and has given notice thereof to the Lessee:".

     In line 3 of subsection (a) after the word "default", add the words "under this Master Lease Agreement or the relevant Schedule".

(e)  SECTION 6.2, TAXES AND FEES.

     In line 2 after the word "Lessor" in the parenthetical, add the words ", owner or any assignee"; in line 4 after the word "Lessor" in the parenthetical, add the words", owner or any assignee".

(f)  SECTION 8, REPRESENTATIONS AND WARRANTIES OF LESSEE.

     In Subsection (b), line 3, after the word "Schedule", delete the words "are not inconsistent with" and replace with the words "do not contravene"; in line 5 before the word "indenture", insert the word "material", in line 7 after the word "enforceable", add the words "against Lessee".

     Delete Subsection (f) in its entirety and replace with the following:

     "Except as otherwise disclosed to Lessor, Lessee is not aware of any infringement of, or conflict with, the rights of others in regards to any patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and/or copyrights necessary for the operation of its business as now conducted."

(h)  SECTION 9, DELIVERY AND RETURN OF EQUIPMENT.

     Delete second, third and fourth sentences in their entirety.

(i)  SECTION 11, INDEMNITY.

     In line 6 after the word "acts', add the words", willful misconduct or bad faith".

(j)  SECTION 13.1, DEFAULT.

     In line 1 of Subsection (b) after the word "inaccuracy", add the words "when made".

     In line 4 of Subsection (c) after the word "powers", add the words "(which has not been dismissed or stayed within sixty (60) days)".

(k)  SECTION 13.3, REMEDIES.

     In line 4 of Section (d) after the word "negligence", add the words ", willful misconduct or bad faith,".

(l)  SECTION 13.2, MITIGATION.

     In lines 1 and 2 of Subsection (b), delete the words "three points over the prime rate as referenced in the Wall Street Journal at the time of the mitigation), replace with the words and number "six percent (6%)".

(m)  SECTION 14.1, BOARD ATTENDANCE.

     Add the following sentence to the end of Section 14.1: "Provided, however, the Board of Directors shall retain the right to meet in an executive session."

(n)  SECTION 14.2, FINANCIAL STATEMENTS.

     In line 10, delete the word and number "ninety (90)" and replace with the words and number "one hundred and twenty (120)"; in the next to last line, delete the word "believes" and replace with the words "requests as".

(o)  SECTION 14.3, OBLIGATION TO LEASE ADDITIONAL EQUIPMENT.

     In line 1 after the word "Upon", add the word "prior".

     In line 5, delete clause (iv) in its entirety and replace with the following:

     "(iv) Lessor determines (in reasonable good faith) that Lessee will be unable to perform its obligations under this Master Lease due to the loss of key employees/founders, Lessee's inability to secure necessary financing to continue operations, and/or extreme changes to existing business conditions."

(p)  SECTION 14.7, BINDING NATURE.

     At the beginning of the second sentence, add the words "Except as provided in Section 14.4,".

(q)  SECTION 14.8, SURVIVAL OF OBLIGATIONS.

     In the last line after the word "execution", delete the comma and add the word "or"; after the word "delivery", delete the words "expiration or termination"; Add a last sentence as follows: "The obligations of Sections 6.2, 9 and 11 shall survive the execution or termination of this Master Lease.

(r)  SECTION 14.16, LESSOR'S RIGHT TO MATCH.

     In line 2 after the word "party", add the words "as to Equipment that is currently on lease from Lessor to Lessee".

Except as amended hereby, all other terms and conditions of the Master Lease Agreement remain in full force and effect.

This Addendum to Master Lease is executed this 24th day of November, 1999.

ACUSPHERE, INC.,                    COMDISCO, INC.,
AS LESSEE                           AS LESSOR

By: /s/ Sherri C. Oberg             By: /s/ James Labe
   -------------------------------     -----------------------------------------

Title: President and CEO            Title: President, Comdisco Ventures Division
      ----------------------------        --------------------------------------

Date: 12/20/99                      Date: 1/6/00
     -----------------------------       ---------------------------------------


                                      -3-